Independent Auditors' Consent                                       Exhibit 23



         We hereby consent to the incorporation by reference in Registration Statement No. 33-25499 on Form S-3 and in Registration Statement No. 33-59760 on Form S-8 of our report dated June 18, 1997 included in this report on Form 10-K of Standard Commercial Corporation for the year ended March 31, 1997.



Deloitte & Touche LLP


Raleigh, North Carolina
June 18, 1997




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